UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 8, 2011 (Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana		59401
(Address of principal executive offices)		(Zip Code)

(406) 791-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 20, 2011, Gas Natural Inc. (“Gas Natural”), consummated a real estate transaction with Black Bear Realty, Ltd. (“Black Bear”), an Ohio limited liability company owned and controlled by Richard M. Osborne, our Chief Executive Officer and Chairman of the Board of Directors, whereby Black Bear sold to Gas Natural approximately 9.24 acres of real estate Black Bear owned in Violet Township, Fairfield County, Ohio (the “Property”). This transaction was consummated pursuant to the terms of a Purchase and Sale Agreement the parties entered into on December 8, 2011, (the “Agreement”). Gas Natural paid a purchase price of $600,000.00 for the Property. The transaction was approved by the independent members of our Board of Directors.

The summary of the Agreement contained in this report is not complete and is subject to, and qualified in its entirety by, the Agreement filed as Exhibit 10.1 to this report, which is incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement of Purchase and Sale, dated December 8, 2011, by and between Gas Natural Inc. and Black Bear Realty, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Title:	Chief Financial Officer

Dated: December 21, 2011

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